UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Amcor plc	Amcor Finance (USA), Inc.
Jersey	Delaware
(Exact name of registrant as specified in its charter) (State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter) (State or other jurisdiction of incorporation or organization)

98-1455367	95-4559504
(I.R.S Employer Identification No.)	(I.R.S Employer Identification No.)

83 Tower Road North	2801 SW 149th Avenue, Suite 350
Warmley, Bristol BS30 8XP	Miramar, Florida 33027
United Kingdom	United States of America
+44 117 9753200	+1 954 499 4800
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

Amcor UK Finance plc	Amcor Group Finance plc
United Kingdom	United Kingdom
(Exact name of registrant as specified in its charter) (State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter) (State or other jurisdiction of incorporation or organization)

N/A	N/A
(I.R.S Employer Identification No.)	(I.R.S Employer Identification No.)

83 Tower Road North	83 Tower Road North
Warmley, Bristol BS30 8XP	Warmley, Bristol BS30 8XP
United Kingdom	United Kingdom
+44 117 9753200	+44 117 9753200
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

Amcor Pty Ltd	Amcor Flexibles North America, Inc.
Australia	Missouri
(Exact name of registrant as specified in its charter) (State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter) (State or other jurisdiction of incorporation or organization)

N/A	43-0178130
(I.R.S Employer Identification No.)	(I.R.S Employer Identification No.)

Level 11, 60 City Road	2301 Industrial Drive
Southbank, Victoria 3006	Neenah, Wisconsin 54956
Australia	United States of America
+61 3 9226 9000	+1 920 527-5500
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
3.950% Guaranteed Senior Notes Due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-272449 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

Amcor UK Finance plc (“Amcor UK”) registers hereunder its 3.950% Guaranteed Senior Notes Due 2032 (the “Notes”) and the corresponding guarantees of Amcor UK’s obligations under the Notes by each of Amcor plc, Amcor Finance (USA), Inc., Amcor Group Finance plc, Amcor Pty Ltd and Amcor Flexibles North America, Inc. (collectively, the “Guarantees” and, together with the Notes, the “Securities”). For a description of the Securities, reference is made to the information under the heading (i) “Description of the Securities” in Amcor UK’s prospectus supplement dated May 22, 2024 (the “Prospectus Supplement”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 23, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), supplementing the prospectus, dated May 17, 2024 (the “Prospectus”), which forms part of the registration statement on Form S-3 (No. 333-272449-03), which became effective upon its filing with the Commission under the Securities Act on June 6, 2023, as amended by post-effective amendment No. 1 thereto, which became effective upon its filing with the Commission on May 17, 2024, and (ii) “Description of Debt Securities and Guarantees” in the Prospectus. Each description referred to above is hereby incorporated by reference herein.

Item 2: Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of May 29, 2024, among Amcor UK Finance plc, Amcor plc, Amcor Finance (USA), Inc., Amcor Group Finance plc, Amcor Pty Ltd and Amcor Flexibles North America, Inc. and Deutsche Bank Trust Company Americas, as trustee (including the guarantees) (incorporated herein by reference to Exhibit 4.1 to Amcor plc’s Current Report on Form 8-K filed on May 29, 2024).
4.2	Officer’s Certificate of Amcor UK Finance plc, dated May 29, 2024 (incorporated herein by reference to Exhibit 4.2 to Amcor plc’s Current Report on Form 8-K filed on May 29, 2024)
4.3	Form of 3.950% Guaranteed Senior Notes due 2032 (incorporated herein by reference to Exhibit 4.3 to Amcor plc’s Current Report on Form 8-K filed on May 29, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMCOR PLC

	By:	/s/ Damien Clayton
Name: Damien Clayton
Title: Company Secretary
Dated: May 29, 2024

AMCOR UK FINANCE PLC

	By:	/s/ Damien Clayton
Name: Damien Clayton
Title: Director
Dated: May 29, 2024

AMCOR FINANCE (USA), INC.

	By:	/s/ Michael Rumley
Name: Michael Rumley
Title: Director
Dated: May 29, 2024

AMCOR GROUP FINANCE PLC

	By:	/s/ Damien Clayton
Name: Damien Clayton
Title: Director
Dated: May 29, 2024

AMCOR PTY LTD

	By:	/s/ Anthony Avitabile
Name: Anthony Avitabile
Title: Director
Dated: May 29, 2024

AMCOR FLEXIBLES NORTH AMERICA, INC.

	By:	/s/ Louis F. Stephan
Name: Louis F. Stephan
Title: President
Dated: May 29, 2024